Certificate of Designations,
                    Voting Powers, Preferences, Limitations,
                      Restrictions, and Relative Rights of
                             Series A 7% Convertible
                       Preferred Stock, $0.0001 Par Value


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                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

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         SEARCHHELP,  INC., a Delaware  corporation  (the  "Corporation"),  does hereby certify that the following resolution has been duly adopted by the Board of Directors of the Corporation (the "Board"):

         RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board by the provisions of the Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation, there hereby is created a series of Preferred Stock, $0.0001 par value, which series shall have the following designations, powers, preferences, rights, qualifications, limitations and restrictions (in addition to the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock).

         1. Designation; Number of Shares.

                  The designation of said series of Preferred Stock shall be Series A 7% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 763,359. Each share of Series A Preferred Stock shall have a stated value equal to $2.62 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value").

         2. Dividends.

                  (a) The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, in any fiscal year, when, if and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends on a pro rata basis in cash at the rate of

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7% per annum on the Stated Value per share. Such dividends shall be payable quarterly within 30 days after the end of each calendar quarter. Dividends shall, at the option of the Corporation be paid in cash or in shares of Common Stock (rounded to the nearest whole number) determined by dividing the accrued dividends on the shares by the average closing price of the Corporation's shares for the thirty trading days prior to the end of each calendar quarter. Distributions may be declared and paid upon shares of Common Stock or other class of stock junior to the Series A Preferred Stock (the Common Stock and such junior stock being hereinafter collectively the "Junior Stock") in any fiscal year of the Corporation only if distributions shall have been paid to or declared and set apart upon all shares of Series A Preferred Stock at such annual rate for each quarter of such fiscal year of the Corporation including the quarter in which such distributions upon the Junior Stock are declared. The right to such distributions on the Series A Preferred Stock shall not be cumulative and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

         3.       Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the Series A Preferred Stock, the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed, to the exclusion of the holders of shares of Junior Stock, ratably among the holders of the Series A Preferred Stock and any other stock of equal ranking.

                  (b) The purchase nor the redemption by the Corporation of shares of any class of stock, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3. Holders of the Series A Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding-up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3.

         4.       Conversion into Common Stock.

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                  Shares of Series A Preferred Stock shall have the following conversion rights and obligations:

                  (a) Each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, to convert some or all such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in subparagraph 4(g) below) representing 10 shares of Common Stock of the Corporation for every one share of Series A Preferred Stock (the "Conversion Rate").

                  (b) The holder of any certificate for shares of Series A Preferred Stock desiring to convert any of such shares shall surrender such certificate, at the principal office of any transfer agent for said stock (the "Transfer Agent"), with a written notice (the "Notice of Conversion") of such election to convert (if such conversion is voluntary) such shares into Common Stock duly filled out and executed, and if necessary under the circumstances of such conversion, with such certificate properly endorsed for, or accompanied by duly executed instruments of, transfer (and such other transfer papers as said Transfer Agent may reasonably require). The holder of the shares so surrendered for conversion shall be entitled to receive as promptly as practicable after the Notice of Conversion (except as otherwise provided herein) a certificate or certificates, which shall be expressed to be fully paid and non-assessable, for the number of shares of Common Stock to which such stockholder shall be entitled upon such conversion, registered in the name of such holder or in such other name or names as such stockholder in writing may specify. In the case of any Series A Preferred Stock which is converted in part only, the holder of shares of Series A Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series A Preferred Stock. Nothing herein shall be construed to give any holder of shares of Series A Preferred Stock surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of subparagraphs (c) or (d) of this paragraph 4 until holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

                  In the case of the exercise of the conversion rights set forth in paragraph 4(a), the conversion privilege shall be deemed to have been exercised, and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by such Transfer Agent for conversion of the certificate for such shares of Series A Preferred Stock. The person or entity entitled to receive Common Stock issuable upon such conversion shall on the date such conversion privilege is deemed to have been exercised and thereafter be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series A Preferred Stock so converted.

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                  Notwithstanding the foregoing, if the stock transfer books are closed on the date such shares are received by the Transfer Agent, the conversion privilege shall be deemed to have been exercised, and the person or entity shall be treated as a record holder of shares of Common Stock, on the next succeeding date on which the transfer books are open, but the Conversion Rate shall be that in effect on the date such conversion privilege was exercised. The Corporation shall not be required to deliver certificates for shares of its Common Stock or new certificates for unconverted shares of its Series A Preferred Stock while the stock transfer books for such respective classes of stock are duly closed for any purpose; but the right of surrendering shares of Series A Preferred Stock for conversion shall not be suspended during any period that the stock transfer books of either of such classes of stock are closed.

                  Upon the conversion of any shares of Series A Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on shares of such stock or on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

                  If the Corporation shall at any time be liquidated, dissolved or wound-up, the conversion privilege shall terminate at the close of business on the last business day next preceding the effective date of such liquidation, dissolution or winding-up.

                  The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, to issue a fraction of a share of its Common Stock nor to deliver any stock certificate representing a fraction thereof, but in lieu thereof the Corporation may make a cash payment equal to such fraction multiplied by the closing price of the Corporation's shares on the date the conversion right was triggered.

                  (c) (i) In case the Corporation shall at any time (A) split or subdivide the outstanding Series A Preferred Stock, or (B) combine the outstanding Series A Preferred Stock into a smaller number of shares, then, in each such event, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be adjusted proportionately so that the holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares of Common Stock which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto) adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Rate pursuant to this paragraph 4(c) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

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                           (ii) In case the Corporation shall at any time (A)
declare any dividend or distribution on its Common Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then, in each such event, the number of shares of Common Stock issuable upon conversion shall be adjusted proportionately so that the holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Rate pursuant to this paragraph 4(c) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (d) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each holder of record of Series A Preferred Stock notice of such adjusted conversion price.

                  (e) In case at any time the Corporation shall propose:

                           (i) to pay any dividend or distribution payable in
                  shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                           (ii) to offer for subscription to the holders of its
                  Common Stock any additional shares of any class or any other rights; or

                           (iii) any capital reorganization or reclassification
                  of its shares, or the consolidation or merger of the Corporation with another corporation; or

                           (iv) the voluntary dissolution, liquidation or
                  winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (B) such capital reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock and for the Common Stock and to the holders of record of the Series A Preferred Stock.

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                  (f) So long as any shares of Series A Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 4, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

                  (g) The term "Common Stock" as used in this paragraph 4 shall mean Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class, other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

                  (h) The Corporation shall pay the amount of any and all issue taxes which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes that may be payable in respect of any change of ownership of Series A Preferred Stock, or any rights represented thereby, or of stock receivable upon conversion thereof, shall be paid by the person or persons surrendering such stock for conversion.

         6.       Voting Rights.

                  Except as required by applicable law, shares of Series A Preferred Stock shall not entitle their holders to any voting rights, but such holders shall be entitled to a notice of any stockholders' meeting in accordance with the By-laws of the Corporation.

         7.       Status of Converted Stock.

                  In case any shares of Series A Preferred Stock shall be converted pursuant to paragraph 4 hereof, or otherwise repurchased or reacquired, the shares so redeemed, converted or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its Chief Executive Officer this 2nd day of February, 2007.


                                SEARCHHELP, INC.


                                By:
                                   -----------------------------------
                                     William J. Bozsnyak
                                     Chief Executive Officer


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